SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) September 10, 2014; (September 10, 2014)

GUIDED THERAPEUTICS, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-22179	58-2029543
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Secured Note Offering

On September 10, 2014, the Company entered into a note purchase agreement with Tonaquint, Inc. (“Tonaquint”), pursuant to which the Company sold a secured promissory note to Tonaquint with an initial principal amount of $1,275,000, for a purchase price of $700,000 (an original issue discount of $560,000) (the “Secured Note Offering”). The note does not bear interest, and will be due six months from issuance. The Company may prepay the note at any time, with the following discounts applied: if the Company prepays the note on or before the 70th day from the date of issuance, a $420,000 reduction of the outstanding principal amount of the note will be applied, and if the Company prepays the note after the 70th day, but on or before the 120th day from the date of issuance, a $210,000 reduction of the outstanding principal amount of the note will be applied.

The note includes customary event of default provisions and provides a default interest rate of 18%. Upon the occurrence of an event of default, Tonaquint may require the Company to pay in cash the “Mandatory Default Amount,” which is defined in the note to mean 115% of the outstanding balance of the note plus accrued interest, fees and charges, after taking into account any applicable prepayment discount.

The note is secured by the Company’s current and future accounts receivable and inventory, pursuant to a security agreement entered into in connection with the Secured Note Offering.

The note purchase agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties.

The Secured Note Offering was exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. The Company made this determination based on the representations of Tonaquint in the purchase agreement that it is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about its investment and about the Company.

The above description of the Secured Note Offering is qualified in its entirety by reference to the note, the note purchase agreement, and the security agreement, attached as Exhibits 4.1, 10.1, and 10.2, respectively, to this current report and incorporated herein by reference.

This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

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Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

4.1	Secured Promissory Note, dated September 10, 2014
10.1	Note Purchase Agreement, dated September 10, 2014, by and between the Company and Tonaquint
10.2	Secutity Agreement, dated September 10, 2014, by and between the Company and Tonaquint

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

	By:	/s/ Gene Cartwright
Gene Cartwright, Ph.D.
President and Chief Executive Officer
Date: September 10, 2014

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